Exhibit 99.B17(ii)

HARTFORD/WO#19457:  TOUCH-TONE TELEPHONE VOTING SCRIPT

“THE HARTFORD MUTUAL FUNDS, INC.”

“THE HARTFORD TAX-FREE NEW YORK FUND”

CARD TYPE:  NONSMART CARD (ONE FUND PER CAMPAIGN) / REGULAR VOTING

EXPECTED MAIL DATE:  11/05/08

MEETING DATE:  JANUARY 13, 2009

TEST CONTROL NUMBER (s):  457 99999 006 001

TEST SECURITY CODE:   9999 9999

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-241-6192, THE SHAREHOLDER WILL HEAR:

“Welcome! Please enter the number located in the shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

To proceed, please enter the 8 digit code located in the non-shaded box on your proxy card

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

“This is the automated telephone voting site for the Special Meeting of Shareholders of The Hartford Tax-Free New York Fund”

To vote as the BOARD RECOMMENDS ON ALL PROPOSALS, press 1 now.

To vote on EACH PROPOSAL SEPARATELY, press 0 now.

“Proposal 1:	To vote FOR press 1.	To vote AGAINST press 9.	To ABSTAIN press 0.”

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON ALL PROPOSALS, HE/SHE WILL HEAR:

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows (vote for each proposal(s) and or holding(s) are given).”

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:

“Your vote has been canceled.”      “To enter another vote, press 1 now.”     “To end this call, press 0 now.”

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:

“Your vote has been saved.”         “To enter another vote, press 1 now.”      “To end this call, press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the above speech

“PLEASE ENTER THE NUMBER”.

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

“Thank you for voting.”

Call is terminated.

HARTFORD/WO#19457:  TOUCH-TONE TELEPHONE VOTING SCRIPT

“THE HARTFORD MUTUAL FUNDS II, INC.”

“THE HARTFORD TAX-FREE MINNESOTA FUND”

CARD TYPE:  NONSMART CARD (ONE FUND PER CAMPAIGN) / REGULAR VOTING

EXPECTED MAIL DATE:  11/05/08

MEETING DATE:  JANUARY 13, 2009

TEST CONTROL NUMBER (s):  457 99999 001 002

TEST SECURITY CODE:   9999 9999

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-241-6192, THE SHAREHOLDER WILL HEAR:

“Welcome! Please enter the number located in the shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

To proceed, please enter the 8 digit code located in the non-shaded box on your proxy card

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

“This is the automated telephone voting site for the Special Meeting of Shareholders of The

Hartford Tax-Free Minnesota Fund”

To vote as the BOARD RECOMMENDS ON ALL PROPOSALS, press 1 now.

To vote on EACH PROPOSAL SEPARATELY, press 0 now.

“Proposal 2:	To vote FOR press 1.	To vote AGAINST press 9.	To ABSTAIN press 0.”

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON ALL PROPOSALS, HE/SHE WILL HEAR:

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows (vote for each proposal(s) and or holding(s) are given).”

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:

“Your vote has been canceled.”      “To enter another vote, press 1 now.”     “To end this call, press 0 now.”

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:

“Your vote has been saved.”         “To enter another vote, press 1 now.”      “To end this call, press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the above speech

“PLEASE ENTER THE NUMBER”.

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

“Thank you for voting.”

Call is terminated.